Exhibit 10.5

SIENTRA, INC.

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED

STRATEGIC ADVISORY CONSULTING AGREEMENT

This First Amendment to that certain Second Amended and Restated Strategic Advisory Agreement (the “Amendment”), is made between Sientra, Inc., a Delaware corporation (the “Company”) and Keith J. Sullivan (“Consultant”) (collectively, the “Parties”), dated as of August 6, 2018 (the “Amendment Effective Date”).

RECITALS

WHEREAS, the Parties entered into that certain Second Amended and Restated Strategic Advisory Agreement (the “Advisory Agreement”); and

WHEREAS, the Company and Consultant desire to amend the Advisory Agreement as set forth herein with all terms to be effective as of August 6, 2018 (the “Amendment Effective Date”)

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the Parties hereby agree as follows:

AGREEMENT

1.Section 4 of the Advisory Agreement is hereby amended to replace the following phrase “Consultant shall provide Services to SIENTRA commencing on the Effective date and ending on June 30, 2018 (the “Term”)” with “Consultant shall provide Services to SIENTRA commencing on the Effective Date and ending on December 31, 2018 (the “Term”)”

2.Exhibit B to the Advisory Agreement is amended to include the following inserted after the first paragraph:

In addition, Consultant shall be awarded a further 5,000 performance-based RSUs subject to the achievement of certain revenue targets for miraDry as set forth by the Board or the Committee and communicated to Consultant in writing.  The performance-based RSUs shall vest, provided the performance criteria has been met, on the first business day after SIENTRA files its Annual Report on Form 10-K for the financial year ending December 31, 2018.  Such grants shall be subject to Consultant’s execution of an RSU agreement with the Company and Consultant’s continued service with the Company.  The RSUs shall be governed by the RSU agreement and related equity incentive plan of the Company, respectively.

3.Except as specifically provided for in this Amendment, the terms of the Advisory Agreement shall be unmodified and shall remain in full force and effect.  In the event that any provision of this Amendment and the Advisory Agreement conflict, the provision of this Amendment shall govern.

4.This Amendment will be effective upon the Amendment Effective Date.

5.Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Advisory Agreement.

6.This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.  This Amendment shall be governed and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, without regard to the conflicts of laws principles thereof.  This Amendment shall become part of the Advisory Agreement and therefore subject to its terms.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, The parties have executed this Agreement as of the date set forth above.

SIENTRA, INC.

By:	/s/ Jeffrey Nugent

Title:	Chairman and Chief Executive Officer

Address:	420 Fairview Avenue, Suite 200, Santa Barbara, CA 93117

Phone:	805-679-8888

KEITH J. SULLIVAN

By:	/s/ Keith J. Sullivan

Address:	8840 S. Sea Oaks Way, # 304, Vero Beach, FL 32963

Phone:	703-304-0481